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                            CONTRACT LABOR AGREEMENT

Agreement made between Allen Sievertsen, City of Spencer, State of Iowa, herein referred to as contractor, and Husker Ag Processing whose principal place of business is located at City of Plainview, State of Nebraska, herein referred to as employer.

                                    RECITALS

1. Employer is engaged in the business of grain processing and ethanol production and maintains an office at or near Plainview, Nebraska.

2. Contractor has been engaged and has had experience in personal and financial management of comparable businesses.

3. Contractor is willing to be employed by employer, and employer is willing to employ contractor, on the terms, covenants, and conditions hereinafter set forth.

For the reasons set forth above, and in consideration of the mutual promises and agreements hereinafter set forth, employer and contractor agree as follows:

                                   SECTION ONE
                                CONTRACTOR DUTIES

Employer hereby employs, engages, and hires contractor as a construction and general manager and contractor hereby accepts and agrees to such hiring, engagement, and employment, subject to the general supervision and pursuant to the orders, advice, and direction of employer. Contractor shall handle prospective employee and investor meetings, personnel management, financial management, and construction supervision and perform such other duties as are customarily performed by one holding such position in other, same, or similar businesses or enterprises as that engaged in by employer. Contractor shall also additionally render such other and unrelated services and duties as may be assigned to him from time to time by employer. It is the intention of both parties that contractor shall perform duties, and be compensated under this agreement as an Independent Contractor.

                                   SECTION TWO
                           BEST EFFORTS OF CONTRACTOR

Contractor agrees that he will at all times faithfully, industriously, and to the best of his ability, experience, and talents, perform all of the duties that may be required of and from him pursuant to the express and implicit terms hereof, to the reasonable satisfaction of employer. Such duties shall be rendered at or near Plainview, Nebraska, and at such other place or places as employer shall in good faith require or as the interest, needs, business, or opportunity of employer shall require.

                                  SECTION THREE
                               TERM OF EMPLOYMENT

The term of this agreement shall be a period of one year, commencing August, 2001 and terminating August, 2002, subject, however, to prior termination as hereinafter provided. At the expiration date


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of August, 2002, this agreement shall be considered renewed for regular periods of one year, provided neither party submits a notice of termination.

                                  SECTION FOUR
                           COMPENSATION OF CONTRACTOR

Employer shall pay contractor, and contractor shall accept from employer, in full payment for contractor's services hereunder, compensation at the rate of Seven Thousand Five Hundred Dollars ($7,500.00) per month, payable twice a month on the 1st and 15th days of each month while this agreement shall be in force.

Employer shall reimburse contractor for all necessary expenses, based on claims submitted, at each regular pay period, (at IRS allowed rates) incurred by contractor while traveling pursuant to employer's directions, shall pay up to Five Thousand Dollars ($5,000.00) for actual moving expenses, and shall pay Two Thousand Dollars ($2,000.00) toward general relocation expenses.

                                  SECTION FIVE
                  TERMINATION DUE TO DISCONTINUANCE OF BUSINESS

Anything herein contained to the contrary notwithstanding, in the event that employer shall discontinue operating its business at City of Plainview, State of Nebraska, then this agreement shall terminate as of the last day of the second full month after which employer ceases operations at such location with the same force and effect as if such last day of the month were originally set as the termination date hereof.

                                   SECTION SIX
                                OTHER EMPLOYMENT

Contractor shall devote all of his time, attention, knowledge, and skills solely to the business and interest of employer, and employer shall be entitled to all of the benefits, profits or other issues arising from or incident to all work, services, and advice of contractor, and contractor shall not, during the term hereof, be interested directly or indirectly, in any manner, as partner, officer, director, stockholder, advisor, contractor or in any other capacity in any other business similar to employer's business or any allied trade; provided, however, that nothing herein contained shall be deemed to prevent or limit the right of contractor to invest any of his surplus funds in the capital stock or other securities of any corporation whose stock or securities are publicly owned or are regularly traded on any public exchange, nor shall anything herein contained be deemed to prevent contractor from investing or limit contractor's right to invest his surplus funds in real estate.


                                  SECTION SEVEN
                    RECOMMENDATIONS FOR IMPROVING OPERATIONS

Contractor shall make available to employer all information of which contractor shall have any knowledge and shall make all suggestions and recommendations that will be of mutual benefit to employer and himself.


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                                  SECTION EIGHT
                                  TRADE SECRETS

Contractor shall not at any time or in any manner, either directly or indirectly divulge, disclose or communicate to any person, firm or corporation in any manner whatsoever any information concerning any matters affecting or relating to the business of employer, including without limiting the generality of the foregoing, any of its customers, the prices it obtains or has obtained from the sale of, or at which it sells or has sold, its products, or any other information concerning the business of employer, its manner of operation, its plans, processes, or other data without regard to whether all of the foregoing matters will be deemed confidential, material, or important, the parties hereto stipulating that as between them, the same are important, material, and confidential and gravely affect the effective and successful conduct of the business of employer, and employer's good will, and that any breach of the terms of this paragraph shall be a material breach of this agreement.

                                  SECTION NINE
                  TRADE SECRETS AFTER TERMINATION OF EMPLOYMENT

All the terms of Section Eight shall remain in full force and effect for the period of two years after the termination of contractor's employment for any reason.

                                   SECTION TEN
                             ADDITIONAL COMPENSATION

Contractor shall not be entitled to any additional compensation by reason of any service which he may perform as the member of any managing committee of employer, or in the event that he shall at any time be elected an officer or director of employer.

                                 SECTION ELEVEN
                 CONTRACTOR'S INABILITY TO CONTRACT FOR EMPLOYER

Notwithstanding anything herein contained to the contrary, contractor shall not have the right to make any contracts or commitments for or on behalf of employer without first obtaining the written consent of employer, with these exceptions:

         a. Contractor may make or alter construction change orders not to exceed Five Thousand Dollars ($5,000.00).

         b. Contractor may make purchases or expenditures in the normal course of business not to exceed one thousand dollars ($1,000.00), or a duration or obligation of six (6) months.

                                 SECTION TWELVE
                         AGREEMENTS OUTSIDE OF CONTRACT

This contract contains the complete agreement concerning the employment arrangement between the parties and shall, as of the effective date hereof, supersede all other agreements between the parties. The parties stipulate that neither of them has made any representation with respect to the subject matter of this agreement or any representations including the subject matter of this agreement or any representations including the execution and delivery hereof such representations as are specifically


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set forth herein and each of the parties hereto acknowledges that he or it has relied on its own judgment in entering into this agreement. The parties hereto further acknowledge that any payments or representations that may have heretofore been made by either of them to the other are of no effect and that neither of them has relied thereon in connection with his or its dealings with the other.

                                SECTION THIRTEEN
                            MODIFICATION OF CONTRACT

No waiver or modification of this agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith and no evidence of any waiver or modification shall be offered or received in evidence of any proceeding, arbitration, or litigation between the parties hereto arising out of or affecting this agreement, or the rights or obligations of the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid, and the parties further agree that the provisions of this section may not be waived except as herein set forth.

                                SECTION FOURTEEN
                                  FIDELITY BOND

         Contractor will immediately make application for a fidelity or a surety bond, to any company designated by employer, in such amount as may be specified by employer. Employer shall pay the premium on such bond, and such bond shall continue in force in such amounts as employer may from time to time require and in the event such bond is refused, or is ever canceled, except with the approval of employer, contractor may be terminated immediately and contractor shall be entitled to compensation to the date of such termination only.

                                 SECTION FIFTEEN
                                   TERMINATION

This agreement may be terminated by either party on sixty (60) days written notice to the other. If employer shall so terminate this agreement, contractor shall be entitled to compensation for sixty (60) days from the date of notification of contractor. In the event of any violation by contractor of any of the terms of this contract, employer thereon may terminate employment without notice and with pay only to the date of such termination. It is further agreed that any breach or evasion of any of the terms of this contract by either party hereto will result in immediate and irreparable injury to the other party and will authorize recourse to injunction and/or specific performance as well as to all other legal or equitable remedies to which such injured party may be entitled hereunder.

                                 SECTION SIXTEEN
                           TERMINATION FOR DISABILITY

Notwithstanding anything in this agreement to the contrary, employer is hereby given the option to terminate this agreement in the event that contractor shall, during the term hereof, become permanently disabled is hereinafter fixed and defined such option shall be exercised by employer giving notice to contractor by registered mail, addressed to him in care of employer at City of Plainview, State of Nebraska, or at such other address as contractor shall designate in writing of employer's intention to terminate this agreement on the last day of the month during which such notice is mailed. On the giving of such notice, this agreement shall cease on the last day of the month


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in which the notice is so mailed, with the same force and effect as if such last day of the month were the date originally herein set forth a the termination date hereof.

For the purposes of this agreement contractor shall be deemed to have become permanently disabled, if, during any year of the term hereof, because of ill health, physical or mental disability or for other causes beyond his control he shall have been continuously unable or unwilling or shall have failed to perform his duties hereunder for forty-five (45) consecutive days, or if, during any year of the term hereof, he shall have been unable or unwilling or shall have failed to perform his duties for a total period of ninety (90) days, irrespective of whether or not such days are consecutive For the purposes hereof the term "any year of the term hereof" is defined to mean any 12 calendar months period commencing on January 1st and terminating on December 31st during the term of this agreement.

                                SECTION SEVENTEEN
                                  SEVERABILITY

All agreements and covenants contained herein are severable, and in the event any of them, with the exception of those contained in Sections One and Four hereof, shall be held to be invalid by any competent court, this contract shall be interpreted as if such invalid agreements or covenants were not contained herein.

                                SECTION EIGHTEEN
                                  CHOICE OF LAW

It is the intention of the parties hereto that this agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State of Nebraska and that in any action, special proceeding or other proceeding that may be brought arising out of, in connection with, or by reason of this agreement, the laws of the State of Nebraska shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

In witness whereof, the parties have executed this agreement at Plainview, Nebraska on August 10, 2001.



Husker Ag Processing, LLC



By: /s/ Gary Kuester                              /s/ Allen Sievertsen
    -------------------                           ------------------------
    Gary Kuester                                  Allen Sievertsen



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